UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): May 18, 2021

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 South Syracuse Street, Suite 800

Denver, CO 90237

(Address of principal executive offices) (Zip Code)

(720) 428-5050

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 18, 2021, Healthpeak Properties, Inc. (the “Company”) announced the early tender results and pricing for its previously announced tender offers (the “Tender Offers”) to purchase for cash up to an aggregate principal amount of $550,000,000 (the “Aggregate Maximum Tender Amount”) of its 3.400% Senior Notes due 2025 (the “3.400% Notes”) and its 4.000% Senior Notes due 2025 (the “4.000% Notes” and, together with the 3.400% Notes, the “Notes”). The Tender Offers are being made exclusively pursuant to an offer to purchase dated May 4, 2021, which set forth the terms and conditions of the Tender Offers.

In order to receive additional consideration for tendering early, holders of Notes must have validly tendered and not validly withdrawn their Notes at or prior to 5:00 p.m., New York City Time, on May 17, 2021 (the “Early Tender Time”). At the Early Tender Time, holders had validly tendered and not validly withdrawn approximately $268.2 million of the $600 million aggregate principal amount outstanding of the 3.400% Notes and approximately $298.2 million of the $750 million aggregate principal amount outstanding of the 4.000% Notes.

The 3.400% Notes that were validly tendered and not validly withdrawn exceeded the target allocation for such series and, when combined with the aggregate principal amount of 4.000% Notes validly tendered and not validly withdrawn, also exceeded the Aggregate Maximum Tender Amount. Accordingly, the 3.400% Notes validly tendered and not validly withdrawn will be subject to a proration rate of approximately 94% for the 3.400% Notes. The 3.400% Notes tendered by a holder will be multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment.

Since the Tender Offers for the Notes were fully subscribed as of the Early Tender Time, the Company will not accept for purchase any additional Notes tendered after the Early Tender Time.

The Tender Offers will expire at 5:00 p.m., New York City Time, on June 2, 2021, unless earlier terminated.

Copies of the press releases announcing the Tender Offers’ early tender results and pricing are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are being filed herewith:

No.	Description
99.1	Press Release Announcing Early Tender Results, dated May 18, 2021
99.2	Press Release Announcing Pricing, dated May 18, 2021
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2021

Healthpeak Properties, Inc.

By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Executive Vice President and Chief Financial Officer